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                                                                   Exhibit (g.2)


                           FORM OF CUSTODIAN AGREEMENT

         THIS AGREEMENT, dated as of ______________________, 2001 between [NAME OF REGISTRANT], an open-end management investment company organized under the laws of the State of [State] and registered with the Securities and Exchange Commission under the 1940 Act (the FUND) on behalf of each of the portfolios listed on the attached Appendix "C" as the same may be amended from time to time (each a PORTFOLIO and collectively the PORTFOLIOS), and BROWN BROTHERS HARRIMAN & CO., a limited partnership formed under the laws of the State of New York (BBH&CO. or the CUSTODIAN),

                              W I T N E S S E T H:

         WHEREAS, the Fund wishes to employ BBH&Co. to act as custodian for the Fund and to provide related services, all as provided herein, and BBH&Co. is willing to accept such employment, subject to the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Fund and BBH&Co. hereby agree, as follows:

1. APPOINTMENT OF CUSTODIAN. The Fund hereby appoints BBH&Co. as the Fund's custodian, and BBH&Co. hereby accepts such appointment. All Investments of the Fund delivered to the Custodian or its agents or Subcustodians shall be dealt with as provided in this Agreement. The duties of the Custodian with respect to the Fund's Investments shall be only as set forth expressly in this Agreement which duties are generally comprised of safekeeping and various administrative duties that will be performed in
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accordance with Instructions and as reasonably required to effect Instructions.

2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE FUND. The Fund hereby represents, warrants and covenants each of the following:

                    2.1 This Agreement has been, and at the time of delivery of each Instruction such Instruction will have been, duly authorized, executed and delivered by the Fund. This Agreement does not violate any Applicable Law or conflict with or constitute a default under the Fund's prospectus or other organic document, agreement, judgment, order or decree to which the Fund is a party or by which it or its Investments is bound.

                    2.2 By providing an Instruction with respect to the first acquisition of an Investment in a jurisdiction other than the United States of America, the Fund shall be deemed to have confirmed to the Custodian that the Fund has (a) assessed and accepted all material Country or Sovereign Risks and accepted responsibility for their occurrence, (b) made all determinations required to be made by the Fund under the 1940 Act, and (iii) appropriately and adequately disclosed to its shareholders, all material investment risks, including those relating to the custody and settlement infrastructure or the servicing of securities in such jurisdictions.

                    2.3 The Fund shall safeguard and shall solely be responsible for the safekeeping of any testkeys, identification codes, passwords, other security devices or statements of account with which the Custodian provides it. In furtherance and not limitation of the foregoing, in the event the Fund utilizes any on-line service offered by the Custodian, the Fund and the Custodian shall be fully responsible for the security of its respective connecting terminal, access thereto and the proper and authorized use thereof and the initiation and application of continuing effective safeguards in respect thereof.

3. REPRESENTATION AND WARRANTY OF BBH&CO. BBH&Co. hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by BBH&Co. and does not and will not violate any Applicable Law or conflict with or constitute a default under BBH&Co.'s limited partnership agreement or any agreement, instrument, judgment, order or decree to which BBH&Co. is a party or by which it is bound.

         BBH&Co. hereby further warrants to the Fund that as of the date of this Agreement it is maintaining a sufficient bankers blanket bond and hereby agrees to notify

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the Fund in the event its bankers blanket bond is canceled or otherwise lapses.

4. INSTRUCTIONS. Unless otherwise explicitly indicated herein, the Custodian shall perform its duties pursuant to Instructions. As used herein, the term INSTRUCTION shall mean a directive initiated by the Fund, acting directly or through its board of directors, officers or other Authorized Persons, which directive shall conform to the requirements of this Section 4.

         4.1 AUTHORIZED PERSONS. For purposes hereof, an AUTHORIZED PERSON shall be a person or entity authorized to give Instructions for or on behalf of the Fund by written notices to the Custodian or otherwise in accordance with procedures delivered to and acknowledged by the Custodian, including without limitation the Fund's Investment Adviser or Foreign Custody Manager. The Custodian may treat any Authorized Person as having full authority of the Fund to issue Instructions hereunder unless the notice of authorization contains explicit limitations as to said authority. The Custodian shall be entitled to rely upon the authority of Authorized Persons until it receives appropriate written notice from the Fund to the contrary.

         4.2 FORM OF INSTRUCTION. Each Instruction shall be transmitted by such secured or authenticated electro-mechanical means as the Custodian shall make available to the Fund from time to time unless the Fund shall elect to transmit such Instruction in accordance with Subsections 4.2.1 through 4.2.3 of this Section.

                 4.2.1 FUND DESIGNATED SECURED-TRANSMISSION METHOD. Instructions may be transmitted through a secured or tested electro-mechanical means


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         identified by the Fund or by an Authorized Person entitled to give
         Instruction and acknowledged and accepted by the Custodian; it being understood that such acknowledgment shall authorize the Custodian to receive and process instructions received by such means of delivery but shall not represent a judgment by the Custodian as to the reasonableness or security of the method determined by the Authorized Person.

                 4.2.2 WRITTEN INSTRUCTIONS. Instructions may be transmitted in a writing that bears the manual signature of Authorized Persons.

                 4.2.3 OTHER FORMS OF INSTRUCTION. Instructions may also be transmitted by another means determined by the Fund or Authorized Persons and acknowledged and accepted by the Custodian (subject to the same limits as to acknowledgements as is contained in Subsection 4.2.1, above) including Instructions given orally or by SWIFT, telex or telefax (whether tested or untested).

When an Instruction is given by means established under this Subsection 4.2, it shall be the responsibility of the Custodian to use reasonable care to adhere to any security or other procedures established in writing between the Custodian and the Authorized Person with respect to such means of Instruction. When an Instruction is given by means established under Subsections 4.2.1 through 4.2.3, it shall be the responsibility of such Authorized Person for determining that the particular means chosen is reasonable under the circumstances. Oral Instructions shall be binding upon the Custodian only if and when the Custodian takes action with respect thereto. With respect to telefax instructions, the parties agree and acknowledge that receipt of legible Instructions cannot be assured, that the Custodian cannot verify that authorized signatures on telefax Instructions are original or properly affixed, and that the Custodian shall not be liable for losses or expenses incurred through actions taken in reliance on inaccurately stated, illegible or unauthorized telefax Instructions. The provisions of Section 4A of the Uniform Commercial Code shall apply to funds transfers performed in accordance with

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Instructions. The Funds Transfer Services Schedule to this Agreement shall comprise a designation of form of a means of delivering Instructions for purposes of this Section 4.2.

         4.3 COMPLETENESS AND CONTENTS OF INSTRUCTIONS. The Authorized Person shall be responsible for assuring the adequacy and accuracy of Instructions. Particularly, upon any acquisition or disposition or other dealing in the Fund's Investments and upon any delivery and transfer of any Investment or moneys, the person initiating such Instruction shall give the Custodian an Instruction with appropriate detail, including, without limitation:

                  4.3.1 The transaction date and the date and location of settlement;

                  4.3.2 The specification of the type of transaction;

                  4.3.4 A description of the Investments or moneys in question, including, as appropriate, quantity, price per unit, amount of money to be received or delivered and currency information. Where an Instruction is communicated by electronic means, or otherwise where an Instruction contains an identifying number such as a CUSIP, SEDOL or ISIN number, the Custodian shall be entitled to rely on such number as controlling notwithstanding any inconsistency contained in such Instruction, particularly with respect to Investment description;

                  4.3.5 The name of the broker or similar entity concerned with execution of the transaction.

If the Custodian shall determine that an Instruction is either unclear or incomplete, the Custodian may give prompt notice of such determination to the Fund, and the Fund shall thereupon amend or otherwise reform such Instruction. In such event, the Custodian shall have no obligation to take any action in response to the Instruction initially delivered until the redelivery of an amended or reformed Instruction.

         4.4 TIMELINESS OF INSTRUCTIONS. In giving an Instruction, the Fund shall take into

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consideration delays which may occur due to the involvement of a Subcustodian or agent, differences in time zones, and other factors particular to a given market, exchange or issuer. When the Custodian has established specific timing requirements or deadlines with respect to particular classes of Instruction, or when an Instruction is received by the Custodian at such a time that it could not reasonably be expected to have acted on such Instruction due to time zone differences or other factors beyond its reasonable control, the execution of any Instruction received by the Custodian after such deadline or at such time (including any modification or revocation of a previous Instruction) shall be at the risk of the Fund.

5. SAFEKEEPING OF FUND ASSETS. The Custodian shall hold Investments delivered to it or Subcustodians for the Fund in accordance with the provisions of this Section. The Custodian shall not be responsible for (a) the safekeeping of Investments not delivered or that are not caused to be issued to it or its Subcustodians; or (b) pre-existing faults or defects in Investments that are delivered to the Custodian, or its Subcustodians. The Custodian is hereby authorized to hold with itself or a Subcustodian, and to record in one or more accounts, all Investments delivered to and accepted by the Custodian, any Subcustodian or their respective agents pursuant to an Instruction or in consequence of any corporate action. The Custodian shall hold Investments for the account of the Fund and shall segregate Investments from assets belonging to the Custodian and shall cause its Subcustodians to segregate Investments from assets belonging to the Subcustodian in

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an account held for the Fund or in an account maintained by the Subcustodian generally for non-proprietary assets of the Custodian. The Custodian's responsibility for safekeeping equity securities of Russian issuers ("Russian Equities") hereunder shall be limited to the safekeeping of relevant share extracts from the share registration books maintained by the entities providing share registration services to issuers of Russian Equities (each a "Registrar") indicating an investor's ownership of such securities (each a "Share Extract").

         5.1 USE OF SECURITIES DEPOSITORIES. The Custodian may deposit and maintain Investments in any Securities Depository, either directly or through one or more Subcustodians appointed by the Custodian. Investments held in a Securities Depository shall be held (a) subject to the agreement, rules, statement of terms and conditions or other document or conditions effective between the Securities Depository and the Custodian or the Subcustodian, as the case may be, and (b) in an account for the Fund or in bulk segregation in an account maintained for the non-proprietary assets of the entity holding such Investments in the Depository. If market practice or the rules and regulations of the Securities Depository prevent the Custodian, the Subcustodian or (any agent of either) from holding its client assets in such a separate account, the Custodian, the Subcustodian or other agent shall as appropriate segregate such Investments for benefit of the Fund or for benefit of clients of the Custodian generally on its own books.

         With respect to Russia, the Fund hereby expressly acknowledges that a Subcustodian for Russian securities may from time to time delegate any of its duties and

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responsibilities to any securities depository, clearing agency, share registration agent or sub-subcustodian (collectively, "Russian Agent") in Russia, including without limitation Roscneshtorbank (also called Vneshtorgbank
RF) ("VTB"). The Fund acknowledges that the rights of the Subcustodian against any such Russian Agent may consist only of a contractual claim against the Russian Agent. Notwithstanding any provision of this Agreement to the contrary, neither the Custodian nor the Subcustodian shall be responsible or liable to the Fund or its shareholders for the acts or omissions of any such Russian Agent. In the event of a loss of securities or cash held on behalf of a Portfolio through any Russian Agent, the Custodian shall not be responsible to the Fund or its shareholders unless and to the extent it in fact recovers from the Subcustodian.

         5.2 CERTIFICATED ASSETS. Investments which are certificated may be held in registered or bearer form: (a) in the Custodian's vault; (b) in the vault of a Subcustodian or agent of the Custodian or a Subcustodian; or (c) in an account maintained by the Custodian, Subcustodian or agent at a Securities Depository; all in accordance with customary market practice in the jurisdiction in which any Investments are held.

         5.3 REGISTERED ASSETS. Investments which are registered may be registered in the name of the Custodian, a Subcustodian, or in the name of the Fund or a nominee for any of the foregoing, and may be held in any manner set forth in paragraph 5.2 above with or without any identification of fiduciary capacity in such registration.

         5.4 BOOK ENTRY ASSETS. Investments which are represented by book-entry may

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be so held in an account maintained by the Book-Entry Agent on behalf of the
Custodian, a Subcustodian or another agent of the Custodian, or a Securities Depository. With respect to Russian Equities, the Custodian shall instruct a Subcustodian to endeavor to assure that registration thereof shall be reflected on the books of the issuer's Registrar, subject to the following conditions, but shall in no event be liable for losses or costs incurred as a result of delays or failures in the registration process, including without limitation the inability to obtain or enforce the relevant Share Extracts. Such registration may be in the name of a nominee of a Subcustodian. In the event registration is in the name of a Portfolio, the Fund hereby acknowledges that only the Custodian or Subcustodian may give instructions to the Registrar to transfer or engage in other transactions involving the Russian Equities so registered.

         A Subcustodian may from time to time enter into contracts with Registrars with respect to the registration of Russian Equities ("Registrar Contracts"). Such Registrar Contracts may provide for (i) regular share confirmations by the Subcustodian, (ii) registrations within set timeframes,
(iii) use of a Subcustodian's nominee name, (iv) direct access by auditors of the Subcustodian or its clients to share registers, and (v) specification of the Registrar's responsibilities and liabilities. It is hereby acknowledged and agreed that the Custodian does not represent or warrant that such Registrar Contracts are enforceable.

         If the Fund instructs the Custodian to settle a purchase of a Russian Equity, the Custodian will instruct a Subcustodian to endeavor on a best efforts basis to reregister the

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Russian Equity and obtain a Share Extract in a timely manner.

         After completion of reregistration of a Russian Equity in respect of which a Subcustodian has entered into a Registrar Contract, the Custodian shall instruct the Subcustodian to monitor such registrar on a best efforts basis and to notify the Custodian upon the Subcustodian's obtaining knowledge of the occurrence of any of the following events ("Registrar Events"): (i) a Registrar has eliminated a shareholder from the register or has altered registration records; (ii) a Registrar has refused to register securities in the name of a particular purchaser and the purchaser or seller has alleged that the registrar's refusal to so register was unlawful; (iii) a Registrar holds for its own account shares of an issuer for which it serves as registrar, (iv) if a Registrar Contract is in effect with a Registrar, the Registrar notifies the Subcustodian that it will no longer be able materially to comply with the terms of the Registrar Contract; or (v) if a Registrar Contract is in effect with a Registrar, the Registrar has materially breached such contract. The Custodian shall inform the Fund of the occurrence of a Registrar Event provided the Custodian has in fact received actual notice thereof from the Subcustodian.

         It shall be the sole responsibility of the Fund to contact the Custodian prior to executing any transaction in a Russian Equity to determine whether a Registrar Contract exists in respect of such issuer.

         If the Fund instructs the Custodian by Proper Instruction to settle a purchase of a Russian Equity in respect of which the Subcustodian has not entered into a Registrar Contract, then the Custodian shall instruct the Subcustodian to endeavor to settle such

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transaction in accordance with the Proper Instruction and with the provisions of
Section 6.1 of this Agreement, notwithstanding the absence of any such Registrar Contract and without the Custodian being required to notify the Fund that no such Registrar Contract is then in effect, and it being understood that neither the Custodian nor the Subcustodian shall be required to follow the procedure set forth in the second preceding paragraph.

         5.5 REPLACEMENT OF LOST INVESTMENTS. In the event of a loss of Investments for which the Custodian is responsible under the terms of this Agreement, the Custodian shall replace such Investment, or in the event that such replacement cannot be effected, the Custodian shall pay to the Fund the fair market value of such Investment based on the last available price as of the close of business in the relevant market on the date that a claim was first made to the Custodian with respect to such loss, or, if less, such other amount as shall be agreed by the parties as the date for settlement.

6. ADMINISTRATIVE DUTIES OF THE CUSTODIAN. The Custodian shall perform the following administrative duties with respect to Investments of the Fund.

         6.1 PURCHASE OF INVESTMENTS. Pursuant to Instruction, Investments purchased for the account of the Fund shall be paid for (a) against delivery thereof to the Custodian or a Subcustodian, as the case may be, either directly or through a Clearing Corporation or a Securities Depository (in accordance with the rules of such Securities Depository or such Clearing Corporation), or (b) otherwise in accordance with an Instruction, Applicable Law, generally accepted trade practices, or the terms of the instrument

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representing such Investment.

         Without limiting the generality of the foregoing, the following provisions shall apply with respect to settlement of purchases of securities in Russia. Unless otherwise instructed by Proper Instructions acceptable to the Custodian, the Custodian shall only authorize a Subcustodian to make payment for purchases of Russian Equities upon receipt of the relevant Share Extract in respect of the Portfolio's purchases. With respect to securities other than Russian Equities, settlement of purchases shall be made in accordance with securities processing or settlement practices which the Custodian in its discretion determines to be a market practice. The Custodian shall only be responsible for securities purchased upon actual receipt of such securities at the premises of its Subcustodian, provided that the Custodian's responsibility for securities represented by Share Extracts shall be limited to the safekeeping of the relevant Share Extract upon actual receipt of such Share Extract at the premises of the Subcustodian.

         6.2 SALE OF INVESTMENTS. Pursuant to Instruction, Investments sold for the account of the Fund shall be delivered (a) against payment therefor in cash, by check or by bank wire transfer, (b) by credit to the account of the Custodian or the applicable Subcustodian, as the case may be, with a Clearing Corporation or a Securities Depository (in accordance with the rules of such Securities Depository or such Clearing Corporation), or (c) otherwise in accordance with an Instruction, Applicable Law, generally accepted trade practices, or the terms of the instrument representing such Investment.

         Without limiting the generality of the foregoing, the following provisions shall apply with respect to the settlement of sales of securities in Russia. Unless otherwise

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expressly instructed by Proper Instructions acceptable to the Custodian, settlement of sales of securities shall be made in accordance with securities processing or settlement practices which the Custodian in its discretion determines to be the market practice. The Fund hereby expressly acknowledges that such market practice might require delivery of securities prior to receipt of payment and that the Fund bears the risk of payment in instances where delivery of securities is made prior to receipt of payment therefor in accordance with Proper Instructions received by the Custodian or pursuant to the Custodian's determination in its discretion that such delivery is in accordance with market practice. The Custodian shall not be responsible for any securities delivered from the premises of the Subcustodian from the time they leave such premises.

         6.3 DELIVERY IN CONNECTION WITH BORROWINGS OF THE FUND OR OTHER COLLATERAL AND MARGIN REQUIREMENTS. Pursuant to Instruction, the Custodian may deliver Investments or cash of the Fund in connection with borrowings and other collateral and margin requirements.

         6.4 FUTURES AND OPTIONS. If, pursuant to an Instruction, the Custodian shall become a party to an agreement with the Fund and a futures commission merchant regarding margin (TRI-PARTY AGREEMENT), the Custodian shall (a) receive and retain, to the extent the same are provided to the Custodian, confirmations or other documents evidencing the purchase or sale by the Fund of exchange-traded futures contracts and commodity options, (b) when required by such Tri-Party Agreement, deposit and maintain in an account opened pursuant to such Agreement (MARGIN ACCOUNT), segregated either physically or by book-entry in a Securities Depository for the benefit of any futures commission merchant, such Investments as the Fund shall have designated as

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initial, maintenance or variation "margin" deposits or other collateral intended to secure the Fund's performance of its obligations under the terms of any exchange-traded futures contracts and commodity options; and (c) thereafter pay, release or transfer Investments into or out of the margin account in accordance with the provisions of the such Agreement. Alternatively, the Custodian may deliver Investments, in accordance with an Instruction, to a futures commission merchant for purposes of margin requirements in accordance with Rule 17f-6 under the 1940 Act. The Custodian shall in no event be responsible for the acts and omissions of any futures commission merchant to whom Investments are delivered pursuant to this Section; for the sufficiency of Investments held in any Margin Account; or, for the performance of any terms of any exchange-traded futures contracts and commodity options.

         6.5 CONTRACTUAL OBLIGATIONS AND SIMILAR INVESTMENTS. From time to time, the Fund's Investments may include Investments that are not ownership interests as may be represented by certificate (whether registered or bearer), by entry in a Securities Depository or by book entry agent, registrar or similar agent for recording ownership interests in the relevant Investment. If the Fund shall at any time acquire such Investments, including without limitation deposit obligations, loan participations, repurchase agreements and derivative arrangements, the Custodian shall (a) receive and retain, to the extent the same are provided to the Custodian, confirmations or other documents evidencing the arrangement; and (b) perform on the Fund's account in accordance with the terms of the applicable arrangement, but only to the extent directed to do so by Instruction, or in accordance with agreed upon written procedures adopted by the Fund and delivered to the Custodian . The Custodian shall have no responsibility for

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agreements running to the Fund as to which it is not a party other than to retain, to the extent the same are provided to the Custodian, documents or copies of documents evidencing the arrangement and, in accordance with Instruction, to include such arrangements in reports made to the Fund.

         6.6 EXCHANGE OF SECURITIES. Unless otherwise directed by Instruction, the Custodian shall: (a) exchange securities held for the account of the Fund for other securities in connection with any reorganization, recapitalization, conversion, split-up, change of par value of shares or similar event, and (b) deposit any such securities in accordance with the terms of any reorganization or protective plan.

         6.7 SURRENDER OF SECURITIES. Unless otherwise directed by Instruction, the Custodian may surrender securities: (a) in temporary form for definitive securities; (b) for transfer into the name of an entity allowable under Section 5.3; and (c) for a different number of certificates or instruments representing the same number of shares or the same principal amount of indebtedness.

         6.8 RIGHTS, WARRANTS, ETC. Pursuant to Instruction, the Custodian shall
(a) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to any agent of such issuer or trustee, for purposes of exercising such rights or selling such securities, and (b) deposit securities in response to any invitation for the tender thereof.

         6.9 MANDATORY CORPORATE ACTIONS. Unless otherwise directed by Instruction, the Custodian shall: (a) comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions or similar rights of securities ownership affecting securities held on the Fund's account and promptly notify the Fund of such action, and

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(b) collect all stock dividends, rights and other items of like nature with respect to such securities.

         6.10 INCOME COLLECTION. Unless otherwise directed by Instruction, the Custodian shall collect any amount due and payable to the Fund with respect to Investments and promptly credit the amount collected to a Principal or Agency Account; provided, however, that the Custodian shall not be responsible for: (a) the collection of amounts due and payable with respect to Investments on which the issuer fails to make a payment , or (b) the collection of cash or share entitlements with respect to Investments that are not registered in the name of the Custodian or its Subcustodians. The Custodian is hereby authorized to endorse and deliver any instrument required to be so endorsed and delivered to effect collection of any amount due and payable to the Fund with respect to Investments.

         6.11 OWNERSHIP CERTIFICATES AND DISCLOSURE OF THE FUND'S INTEREST. The Custodian is hereby authorized to execute on behalf of the Fund ownership certificates, affidavits or other disclosure required under Applicable Law or established market practice in connection with the receipt of income, capital gains or other payments by the Fund with respect to Investments, or in connection with the sale, purchase or ownership of Investments.

         6.12 PROXY MATERIALS. The Custodian shall deliver, or cause to be delivered, to the Fund proxy forms, notices of meeting, and any other notices or announcements materially affecting or relating to Investments received by the Custodian or any nominee.

         6.13. TAXES. The Custodian shall, where applicable, assist the Fund in the reclamation of taxes withheld on dividends and interest payments received by the Fund.

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In the performance of its duties with respect to tax withholding and reclamation, the Custodian shall be entitled to rely on the advice of counsel and upon information and advice regarding the Fund's tax status that is received from or on behalf of the Fund without duty of separate inquiry.

         It is agreed that the Fund shall be responsible for preparation and filing of tax returns, reports and other documents on any activities it undertakes in Russia which are to be filed with any relevant governmental or other authority and for the payment of any taxes, levies, duties or similar liability the Fund incurs in respect of property held or sold in Russia or of payments or distributions received in respect thereof in Russia. Accordingly, the Fund hereby agrees to indemnify and hold harmless the Custodian from any loss, cost or expense resulting from the imposition or assessment of any such tax, duty, levy or liability or any expenses related thereto.

         6.14 OTHER DEALINGS. The Custodian shall otherwise act as directed by Instruction, including without limitation effecting the free payments of moneys or the free delivery of securities, provided that such Instruction shall indicate the purpose of such payment or delivery and that the Custodian shall record the party to whom such payment or delivery is made.

         The Custodian shall attend to all nondiscretionary details in connection with the sale or purchase or other administration of Investments, except as otherwise directed by an Instruction, and may make payments to itself or others for minor expenses of administering Investments under this Agreement; provided that the Fund shall have the right to request an accounting with

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respect to such expenses.

         In fulfilling the duties set forth in Sections 6.6 through 6.10 above, the Custodian shall provide to the Fund all material information pertaining to a corporate action which the Custodian actually receives; provided that the Custodian shall not be responsible for the completeness or accuracy of such information. Any advance credit of cash or shares expected to be received as a result of any corporate action shall be subject to actual collection and may, when the Custodian deems collection unlikely, be reversed by the Custodian.

         The Custodian may at any time or times in its discretion appoint (and may at any time remove) agents (other than Subcustodians) to carry out some or all of the administrative provisions of this Agreement (AGENTS), provided, however, that the appointment of such agent shall not relieve the Custodian of its administrative obligations under this Agreement.

7. CASH ACCOUNTS, DEPOSITS AND MONEY MOVEMENTS. Subject to the terms and conditions set forth in this Section 7, the Fund hereby authorizes the Custodian to open and maintain, with itself or with Subcustodians, cash accounts in United States Dollars, in such other currencies as are the currencies of the countries in which the Fund maintains Investments or in such other currencies as the Fund shall from time to time request by Instruction.

         7.1 TYPES OF CASH ACCOUNTS. Cash accounts opened on the books of the Custodian (PRINCIPAL ACCOUNTS) shall be opened in the name of the Fund. Such accounts collectively shall be a deposit obligation of the Custodian and shall be subject to the terms of this Section 7 and the general liability provisions contained in
Section 9. Cash accounts opened on the books of a Subcustodian may be opened in the name of the Fund or the Custodian or in the name of the Custodian for its customers generally (AGENCY ACCOUNTS). Such deposits shall be obligations of the Subcustodian and shall be treated as an Investment of the Fund. Accordingly, the Custodian shall be responsible for exercising reasonable care in the administration of such accounts but shall not otherwise be liable for their repayment in the event such Subcustodian, by reason of its bankruptcy, insolvency or otherwise, fails to make repayment.

         7.2 PAYMENTS AND CREDITS WITH RESPECT TO THE CASH ACCOUNTS. The Custodian shall make payments from or deposits to any of said accounts in the course of carrying out its administrative duties, including but not limited to income collection with respect to the Fund's Investments, and otherwise in accordance with Instructions. The Custodian and its Subcustodians shall be required to credit amounts to the cash accounts only when moneys are actually received in cleared funds in accordance with banking practice in the country and currency of deposit. Any credit made to any Principal or Agency Account before actual receipt of cleared funds shall be provisional and may be reversed by the Custodian in the event such payment is not actually collected. Repayment of a deposit shall be subject to the terms of Section 7.3 below.

         7.3 CURRENCY AND RELATED RISKS. The Fund bears risks of holding or transacting in any currency. The Custodian shall not be liable for any loss or damage arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, which may delay or affect the transferability, convertibility or availability of any currency in the country
(a) in which such Principal or Agency Accounts are maintained or (b) in which such currency is issued, and in no event shall the Custodian be obligated to make payment of a deposit denominated in a currency during the period during which its transferability, convertibility or availability has been affected by any such law, regulation or event. Without limiting the generality of the foregoing, neither the Custodian nor any Subcustodian shall be required to repay any deposit made at a foreign branch of either the Custodian or Subcustodian if such branch cannot repay the deposit due to a cause for which the Custodian would not be responsible in accordance with the terms of Section 9 of this Agreement unless the Custodian or such Subcustodian expressly agrees in writing to repay the deposit under such circumstances. All currency transactions in any account opened pursuant to this Agreement are subject to exchange control regulations of the United States and of the country where such currency is the lawful currency or where the account is maintained. Any taxes, costs, charges or fees imposed on the convertibility of a currency held by the Fund shall be for the account of the Fund.

     7.4 FOREIGN EXCHANGE TRANSACTIONS. The Custodian shall, subject to the terms of this Section, settle foreign exchange transactions (including contracts, futures, options and options on futures) on behalf and for the account of the Fund with such currency brokers or banking institutions, including Subcustodians, as the Fund may direct pursuant to Instructions. The Custodian may act as principal in any foreign exchange transaction with the Fund in accordance with Section 7.4.2 of this Agreement. The obligations of the Custodian in respect of all foreign exchange transactions (whether or not the Custodian shall act as principal in such transaction) shall be contingent on the free, unencumbered transferability of the currency transacted on the actual settlement date of the transaction.

                           7.4.1 THIRD PARTY FOREIGN EXCHANGE TRANSACTIONS. The
                  Custodian shall process foreign exchange transactions (including without limitation contracts, futures, options, and options on futures), where any third party acts as principal counterparty to the Fund on the same basis it performs duties as agent for the Fund with respect to any other of the Fund's Investments. Accordingly the Custodian shall only be responsible for delivering or receiving currency on behalf of the Fund in respect of such contracts pursuant to Instructions. The Custodian shall not be responsible for the failure of any counterparty (including any Subcustodian) in such agency transaction to perform its obligations thereunder. The Custodian (a) shall transmit cash and Instructions to and from the currency broker or banking institution with which a foreign exchange contract or option has been executed pursuant hereto, (b) may make free outgoing payments of cash in the form of United States Dollars or foreign currency without receiving confirmation of a foreign exchange contract or option or confirmation that the countervalue currency completing the foreign exchange contract has been delivered or received or that the option has been delivered or received, and (c) shall hold all confirmations, certificates and other documents and agreements received by the Custodian and evidencing or relating to such foreign exchange transactions in safekeeping. The Fund accepts full responsibility for its use of third-party foreign exchange dealers and for performance under said foreign exchange contracts and options and understands that the Fund shall be responsible for any and all costs and interest charges which may be incurred by the Fund or the Custodian as a result of the failure or delay of third parties to deliver foreign exchange.

                           7.4.2 FOREIGN EXCHANGE WITH THE CUSTODIAN AS
                  PRINCIPAL. The Custodian may undertake foreign exchange transactions with the Fund as principal as the Custodian and the Fund may agree from time to time. In such event, the foreign exchange transaction will be performed in accordance with the particular agreement of the parties, or in the event a principal foreign exchange transaction is initiated by Instruction in the absence of specific agreement, such transaction will be performed in accordance with the usual commercial terms of the Custodian.

         7.5 DELAYS. If no event of Force Majeure shall have occurred and be continuing and in the event that a delay shall have been caused by the negligence or willful misconduct of the Custodian in carrying out an Instruction to credit or transfer cash, the Custodian shall be liable to the Fund: (a) with respect to Principal Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Custodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected; and,
(b) with respect to Agency Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Subcustodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected. Except is set forth in Section 8.3, the Custodian shall not be liable for delays in carrying out such Instructions to transfer cash which are not due to the Custodian's own negligence or willful misconduct.

         7.6 ADVANCES. If, for any reason in the conduct of its safekeeping duties pursuant to Section 5 hereof or its administration of the Fund's assets pursuant to Section 6 hereof, the Custodian or any Subcustodian advances monies to facilitate settlement or otherwise for benefit of the Fund (whether or not any Principal or Agency Account shall be overdrawn either during, or at the end of, any Business Day), the Fund hereby does:

         7.6.1 acknowledge that the Fund shall have no right or title to any Investments purchased with such Advance save a right to receive such Investments upon: (a) the debit of the Principal or Agency Account; or,
         (b) if such debit would produce an overdraft in such account, other reimbursement of the associated Advance;

         7.6.2 grant to the Custodian a security interest in Investments to the extent of such Advance; and,

         7.6.3 agree that the Custodian may secure the resulting Advance by perfecting a security interest in all Investments under Applicable Law.

Neither the Custodian nor any Subcustodian shall be obligated to advance monies to the Fund, and in the event that such Advance occurs, any transaction giving rise to an Advance shall be for the account and risk of the Fund and shall not be deemed to be a transaction undertaken by the Custodian for its own account and risk. If such Advance shall have been made by a Subcustodian or any other person, the Custodian may assign the security interest and any other rights granted to the Custodian hereunder to such Subcustodian or other person. If the Fund shall fail to repay when due or within 24 hours of receipt of a demand notice requesting payment of the principal balance of an Advance and accrued and unpaid interest thereon, the Custodian or its assignee, as the case may be, shall be entitled to utilize, upon prior notice to the Fund, the available cash balance in any Agency or Principal Account and to dispose of any Property to the extent necessary to recover payment of all principal of, and interest on, such Advance in full. The Custodian may assign any rights it has hereunder to a Subcustodian or third party. Any security interest in Investments taken hereunder shall be treated as financial assets credited to securities accounts under Articles 8 and 9 of the Uniform Commercial Code as adopted in New York. Accordingly, the Custodian shall have the rights and benefits of a secured creditor that is a securities intermediary under such Articles 8 and 9.

         7.7 INTEGRATED ACCOUNT. Subject to Section 16 hereof, for purposes hereof, deposits maintained in all Principal Accounts (whether or not denominated in United

States Dollars) shall collectively constitute a single and indivisible current account with respect to the Fund's obligations to the Custodian, or its assignee, and balances in such Principal Accounts shall be available for satisfaction of the Fund's obligations under this Section 7. The Custodian shall further have a right of offset against the balances in any Agency Account maintained hereunder to the extent that the aggregate of all Principal Accounts is overdrawn.

8. SUBCUSTODIANS AND SECURITIES DEPOSITORIES. Subject to the provisions hereinafter set forth in this Section 8, the Fund hereby authorizes the Custodian to utilize Securities Depositories to act on behalf of the Fund and to appoint from time to time and to utilize Subcustodians. With respect to securities and funds held by a Subcustodian, either directly or indirectly (including by a Securities Depository or Clearing Corporation), notwithstanding any provisions of this Agreement to the contrary, payment for securities purchased and delivery of securities sold may be made prior to receipt of securities or payment, respectively, and securities or payment may be received in a form, in accordance with (a) governmental regulations, (b) rules of Securities Depositories and clearing agencies, (c) generally accepted trade practice in the applicable local market, (d) the terms and characteristics of the particular Investment, or (e) the terms of Instructions.

         8.1 DOMESTIC SUBCUSTODIANS AND SECURITIES DEPOSITORIES. The Custodian may deposit and/or maintain, either directly or through one or more agents appointed by the Custodian, Investments of the Fund in any Securities Depository in the United States, including The Depository Trust Company, The Participants Trust Company and the Federal Reserve Book-Entry System provided such Depository meets applicable requirements of the Federal Reserve Bank or of the Securities and Exchange Commission. With the prior approval of the Fund which shall not be unreasonably withheld, the Custodian may, appoint any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of the Fund as a Subcustodian for purposes of holding Investments of the Fund in the United States.

         8.2 FOREIGN SECURITIES DEPOSITORIES AND SUBCUSTODIANS. Unless instructed otherwise by the Fund, the Custodian may deposit and/or maintain non-U.S. Investments of the Fund in any non-U.S. Securities Depository provided such Securities Depository meets the requirements of an "eligible securities depository" under Rule 17f-7 promulgated under the 1940 Act, or any successor rule or regulation ("Rule 17f-7") or which by order of the Securities and Exchange Commission is exempted therefrom. Prior to the time that securities are placed with such depository, but subject to the provisions of Section 8.2.4 below, the Custodian shall have prepared an assessment of the custody risks associated with maintaining assets with the Securities Depository and shall have established a system to monitor such risks on a continuing basis in accordance with subsection 8.2.3 of this Section.

         Additionally, the Custodian may, at any time and from time to time, appoint (a) any bank, trust company or other entity meeting the requirements of an "eligible foreign custodian" under Rule 17f-5 or which by order of the Securities and Exchange Commission is exempted therefrom, or (b) any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of the Fund as a Subcustodian for purposes of holding Investments of the Fund outside the United States. Such appointment of foreign Subcustodians shall be subject to approval of the Fund in accordance with Subsections 8.2.1 and 8.2.2 hereof, and use of non-U.S. Securities Depositories shall be subject to the terms of Subsections 8.2.3 and 8.2.4 hereof. An Instruction to open an account in a given country shall comprise authorization of the Custodian to hold assets in such country in accordance with the terms of this Agreement. The Custodian shall not be required to make independent inquiry as to the authorization of the Fund to invest in such country.

                  8.2.1 BOARD APPROVAL OF FOREIGN SUBCUSTODIANS. Unless and except to the extent that the Board has delegated to and the Custodian has accepted delegation of review of certain matters concerning the appointment of Subcustodians pursuant to Subsection 8.2.2, the Custodian shall, prior to the appointment of any Subcustodian for purposes of holding Investments of the Fund outside the United States, obtain written confirmation of the approval of the Board of Trustees or Directors of the Fund with respect to (a) the identity of a Subcustodian, and (b) the Subcustodian agreement which shall govern such appointment, such approval to be signed by an Authorized Person.

                  8.2.2 DELEGATION OF BOARD REVIEW OF SUBCUSTODIANS. From time to time, the Custodian may agree to perform certain reviews of Subcustodians and of Subcustodian Contracts as delegate of the Fund's Board. In such event, the Custodian's duties and obligations with respect to this delegated review will be performed in accordance with the terms of the attached 17f-5 Delegation Schedule to this Agreement.

                  8.2.3 MONITORING AND RISK ASSESSMENT OF SECURITIES DEPOSITORIES. Prior to the placement of any assets of the Fund with a non-U.S. Securities Depository, the Custodian: (a) shall provide to the Fund or its authorized representative an assessment of the custody risks associated with maintaining assets within such Securities Depository; and (b) shall have established a system to monitor the custody risks associated with maintaining assets with such Securities Depository on a continuing basis and to promptly notify the Fund or its Investment Adviser of any material changes in such risk. In performing its duties under this subsection, the Custodian shall use reasonable care, prudence and diligence and may rely on such reasonable sources of information as may be available including but not limited to: (i) published ratings; (ii) information supplied by a Subcustodian that is a participant in such Securities Depository; (iii) industry surveys or publications; (iv) information supplied by the depository itself, by its auditors (internal or external) or by the relevant Foreign Financial Regulatory Authority. It is acknowledged that information procured through some or all of these sources may not be independently verifiable by the Custodian and that direct access to Securities Depositories is limited under most circumstances. Accordingly, the Custodian shall not be responsible for errors or omissions in its duties hereunder provided that it has performed its monitoring and assessment duties with reasonable care, prudence and diligence. The risk assessment shall be provided to the Fund or its Investment Advisor by such means as the Custodian shall reasonably establish. Advices of material change in such assessment may be provided by the Custodian in the manner established as customary between the Fund and the Custodian for transmission of material market information. To the extent that a custody arrangement with an Eligible Securities Depository no longer meets the requirements described herein, the Fund's assets must be withdrawn from the depository as soon as reasonably practicable. If withdrawal is not possible, the Fund and the Custodian will confer to discuss appropriate steps to ensure compliance with 17f-7.

         8.3 RESPONSIBILITY FOR SUBCUSTODIANS. With respect to those Subcustodians listed on Appendix "A" hereto, the Custodian shall be liable to the Fund for any loss or damage to the Fund caused by or resulting from the acts omissions of any Subcustodian to the extent that such acts or omissions would be deemed to be negligence, gross negligence or willful misconduct in accordance with the terms of the relevant subcustodian agreement under the laws, circumstances and practices prevailing in the place where the act or omission occurred. In the countries indicated in Appendix "B" to this Agreement, the liability of the Custodian shall be subject to the additional condition that the Custodian actually recovers such loss or damage from the Subcustodian.

         8.4 NEW COUNTRIES. The Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed Investment which is to be held in a country in which no Subcustodian is authorized to act in order that the Custodian shall, if it deems appropriate to do so, have sufficient time to establish a subcustodial arrangement in accordance herewith. In the event, however, the Custodian is unable to establish such arrangements prior to the time such Investment is to be acquired, the Custodian is authorized to designate at its discretion a local safekeeping agent, and the use of such local safekeeping agent with respect to such Investment shall be at the sole risk of the Fund, and accordingly the Custodian shall be responsible to the Fund for the actions of such agent if and only to the extent the Custodian shall have recovered from such agent for any damages caused the Fund by such agent.

9. RESPONSIBILITY OF THE CUSTODIAN. In performing its duties and obligations hereunder, the Custodian shall comply with all requirements of applicable law and shall use reasonable care under the facts and circumstances prevailing in the market where performance is effected. Subject to the specific provisions of this Section, the Custodian shall be liable for any direct damage incurred by the Fund in consequence of the Custodian's negligence, bad faith or willful misconduct. In no event shall the Custodian be liable hereunder for any special, indirect, punitive or consequential damages arising out of, pursuant to or in connection with this Agreement even if the Custodian has been advised of the possibility of such damages. It is agreed that the Custodian shall have no duty to assess the risks inherent in the Fund's Investments or to provide investment advice with respect to such Investments and that the Fund as principal shall bear any risks attendant to particular Investments such as failure of counterparty or issuer.

         9.1 LIMITATIONS OF PERFORMANCE. The Custodian shall not be responsible under this Agreement for any failure to perform its duties, and shall not liable hereunder for any loss or damage in association with such failure to perform, for or in consequence of the following causes:

                  9.1.1 FORCE MAJEURE. FORCE MAJEURE shall mean any circumstance or event which is beyond the reasonable control of the Custodian, a Subcustodian or any agent of the Custodian or a Subcustodian and which adversely affects the performance by the Custodian of its obligations hereunder, by the Subcustodian of its obligations under its Subcustody Agreement or by any other agent of the Custodian or the Subcustodian, including any event caused by, arising out of or involving (a) an act of God, (b) accident, fire, water damage or explosion, (c) any computer, system or other equipment failure or malfunction, outside the Custodian's control, caused by any computer virus or the malfunction or failure of any communications medium, (d) any interruption of the power supply or other utility service, (e) any strike or other work stoppage, whether partial or total, (f) any delay or disruption resulting from or reflecting the occurrence of any Sovereign Risk, (g) any disruption of, or suspension of trading in, the securities, commodities or foreign exchange markets, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, (h) any encumbrance on the transferability of a currency or a currency position on the actual settlement date of a foreign exchange transaction, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, or
         (i) any other cause similarly beyond the reasonable control of the Custodian.

                  9.1.2 COUNTRY RISK. COUNTRY RISK shall mean, with respect to the acquisition, ownership, settlement or custody of Investments in a jurisdiction, all risks relating to, or arising in consequence of, systemic and market factors affecting the acquisition, payment for or ownership of Investments including (a) the prevalence of crime and corruption, (b) the inaccuracy or unreliability of business and financial information, (c) the instability or volatility of banking and financial systems, or the absence or inadequacy of an infrastructure to support such systems, (d) custody and settlement infrastructure of the market in which such Investments are held and transactions in such Investment take place, (e) the acts, omissions and operation of any Securities Depository, (f) the risk of the bankruptcy or insolvency of banking agents, counterparties to cash and securities transactions, registrars or transfer agents, and (g) the existence of market conditions which prevent the orderly execution or settlement of transactions or which affect the value of assets.

                  9.1.3 SOVEREIGN RISK. SOVEREIGN RISK shall mean, in respect of any jurisdiction, including the United States of America, where Investments are acquired or held hereunder or under a Subcustody Agreement, (a) any act of war, terrorism, riot, insurrection or civil commotion, (b) the imposition of any investment, repatriation or exchange control restrictions by any Governmental Authority, (c) the confiscation, expropriation or nationalization of any Investment by any Governmental Authority, whether de facto or de jure, (iv) any devaluation or revaluation of the currency, (d) the imposition of taxes, levies or other charges affecting Investments, (vi) any change in the Applicable Law, or (e) any other economic or political risk incurred or experienced.

                  9.2. LIMITATIONS ON LIABILITY. The Custodian shall not be liable for any loss, claim, damage or other liability arising from the following causes:

                  9.2.1 FAILURE OF THIRD PARTIES. The failure of any third party excluding subcustodians, but including: (a) any issuer of Investments or book-entry or other agent of any issuer; (b) any counterparty with respect to any Investment, including any issuer of exchange-traded or other futures, option, derivative or commodities contract; (c) failure of an Investment Advisor, third-party Foreign Custody Manager or other agent of the Fund; or (d) failure of other third parties similarly beyond the control or choice of the Custodian.

                  9.2.2 INFORMATION SOURCES. The Custodian may rely upon information received from issuers of Investments or agents of such issuers, information received from Subcustodians and from other commercially reasonable sources such as commercial data bases and the like, but shall not be responsible for specific inaccuracies in such information, provided that the Custodian has relied upon such information in good faith, or for the failure of any commercially reasonable information provider.

                  9.2.3 RELIANCE ON INSTRUCTION. Action by the Custodian or the Subcustodian in accordance with an Instruction, even when such action conflicts with, or is contrary to any provision of, the Fund's declaration of trust or by-laws, Applicable Law, or actions by the trustees, or shareholders of the Fund.

                  9.2.4 RESTRICTED SECURITIES. The limitations inherent in the rights, transferability or similar investment characteristics of a given Investment of the Fund.

10. INDEMNIFICATION. The Fund hereby indemnifies the Custodian and each Subcustodian, and their respective agents, nominees and their partners, employees, officers and directors, and agrees to hold each of them harmless from and against all claims and liabilities, including counsel fees and taxes, incurred or assessed against any of them in connection with the performance of this Agreement and any Instruction, provided that such performance was without negligence, bad faith or willful misconduct on the part of the Custodian or Subcustodian. If a Subcustodian or any other person indemnified under the preceding sentence, gives written notice of claim to the Custodian, the Custodian shall promptly give written notice to the Fund.

11. REPORTS AND RECORDS. The Custodian shall:

                           11.1 create and maintain records relating to the performance of its obligations under this Agreement;

                           11.2 make available to the Fund, its auditors, agents and employees, during regular business hours of the Custodian, upon reasonable request, all records maintained by the Custodian pursuant to Subsection 11.1 above, subject, however, to all reasonable security requirements of the Custodian then applicable to the records of its custody customers generally; and

                           11.3 make available to the Fund all electronic reports; it being understood that the Custodian shall not be liable hereunder for the inaccuracy or incompleteness thereof or for errors in any information included therein.

         The Fund shall examine all records, howsoever produced or transmitted, promptly upon receipt thereof and notify the Custodian promptly of any discrepancy or error therein. Unless the Fund delivers written notice of any such discrepancy or error within 60 days after its receipt thereof, such records shall be deemed to be true and accurate. It is understood that the Custodian now obtains and will in the future obtain information on the value of assets from outside sources which may be utilized in certain reports made available to the Fund. The Custodian deems such sources to be reliable but it is acknowledged and agreed that the Custodian does not verify nor represent nor warrant as to the accuracy or completeness of such information and accordingly shall be without liability in selecting and using such sources and furnishing such information, provided such sources are selected and information is utilized with reasonable care.

         The books and records pertaining to the Fund and each designated series or portfolio of the Fund, which are in the possession of the Custodian shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Custodian shall send copies of statements of custodial activity to the Fund and to its recordkeeping agent. Such statements shall include: statements of cash account(s) including transfers to and from such account(s), statements regarding receipt and delivery of securities and statements reflecting month end activity. Such statements may also be available through BBH&Co.'s BIDS system.

         The Custodian shall enter into and shall maintain in effect, at no additional expense to the Fund, with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of unforeseeable third-party equipment failures, the Custodian shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

12. MISCELLANEOUS.

                  12.1 PROXIES, ETC. The Fund will promptly execute and deliver, upon request, such proxies, powers of attorney or other instruments as may be reasonably necessary or desirable for the Custodian to provide, or to cause any Subcustodian to provide, custody services to the Fund hereunder.

                  12.2 ENTIRE AGREEMENT. Except as specifically provided herein, this Agreement constitutes the entire agreement between the Fund and the Custodian with respect to the subject matter hereof. Accordingly, this Agreement supersedes any custody agreement or other oral or written agreements heretofore in effect between the Fund and the Custodian with respect to the custody of the Fund's Investments.

                  12.3 WAIVER AND AMENDMENT. No provision of this Agreement may be waived, amended or modified, and no addendum to this Agreement shall be or become effective, or be waived, amended or modified, except by an instrument in writing executed by the party against which enforcement of such waiver, amendment or modification is sought; provided, however, that an Instruction, whether or not such Instruction shall constitute a waiver, amendment or modification for purposes hereof, shall be deemed to have been accepted by the Custodian when it commences actions pursuant thereto or in accordance therewith.

                  12.4 GOVERNING LAW AND JURISDICTION. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND BE GOVERNED BY THE LAWS OF, THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE LAWS OF CONFLICTS OF LAW OF SUCH STATE. THE PARTIES HERETO IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS LOCATED IN NEW YORK CITY IN THE BOROUGH OF

MANHATTAN WITH RESPECT TO MATTERS RESULTING FROM THIS AGREEMENT.

                  12.5 NOTICES. Notices and other writings contemplated by this Agreement, other than Instructions, shall be delivered (a) by hand, (b) by first class registered or certified mail, postage prepaid, return receipt requested,
(c) by a nationally recognized overnight courier or (d) by facsimile transmission, provided that any notice or other writing sent by facsimile transmission shall also be mailed, postage prepaid, to the party to whom such notice is addressed. All such notices shall be addressed, as follows:

                  If to the Fund:

                  [name of Registrant]
                  7337 East Doubletree Ranch Road
                  Scottsdale, Arizona  82528

                  If to the Custodian:

                  Brown Brothers Harriman & Co.
                  40 Water Street
                  Boston, Massachusetts 02109
                  Attn:  Manager, Securities Department
                  Telephone:        (617) 772-1818
                  Facsimile:        (617) 772-2263,

         or such other address as the Fund or the Custodian may from time to time designate in writing to the other.

                  12.6 HEADINGS. Paragraph headings included herein are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

                  12.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by the Fund and the Custodian.

                  12.8 CONFIDENTIALITY. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or obtaining services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by or to any bank examiner of the Custodian or any Subcustodian, any regulatory authority, any auditor of the parties hereto, or by judicial or administrative process or otherwise by Applicable Law.


13. DEFINITIONS. For the purpose of this Agreement, the following defined terms will have the respective meanings set forth below.

         13.1 ADVANCE shall mean any extension of credit by or through the Custodian or by or through any Subcustodian and shall include amounts paid to third parties for account of the Fund or in discharge of any expense, tax or other item payable by the Fund.

         13.2 AGENCY ACCOUNT shall mean any deposit account opened on the books of a Subcustodian or other banking institution in accordance with Section 7.1.

         13.3 AGENT shall have the meaning set forth in the last system of
Section 6.

         13.4 APPLICABLE LAW shall mean with respect to each jurisdiction, all
(a) laws, statutes, treaties, regulations, guidelines (or their equivalents);
(b) orders, interpretations licenses and permits; and (c) judgments, decrees, injunctions writs, orders and similar actions by a court of competent jurisdiction; compliance with which is required or customarily observed in such jurisdiction.

         13.5 AUTHORIZED PERSON shall mean any person or entity authorized to give Instructions on behalf of the Fund in accordance with Section 4.1.

         13.6 BOOK-ENTRY AGENT shall mean an entity acting as agent for the issuer of Investments for purposes of recording ownership or similar entitlement to Investments, including without limitation a transfer agent or registrar.

         13.7 CLEARING CORPORATION shall mean any entity or system established for purposes of providing securities settlement and movement and associated functions for a given market.

         13.8 DELEGATION AGREEMENT shall mean any separate agreement entered into between the Custodian and the Fund or its authorized representative with respect to certain matters concerning the appointment and administration of Subcustodians delegated to the Custodian pursuant to Rule 17f-5.

         13.9 FOREIGN CUSTODY MANAGER shall mean the Fund's foreign custody manager appointed pursuant to Rule 17f-5.

         13.10 FOREIGN FINANCIAL REGULATORY AUTHORITY shall have the meaning given by Section 2(a)(50) of the 1940 Act.

         13.11 FUNDS TRANSFER SERVICES AGREEMENT shall mean any separate agreement entered into between the Custodian and the Fund or its authorized representative with respect to certain matters concerning the processing of payment orders from Principal Accounts of the Fund.

         13.12 INSTRUCTION(S) shall have the meaning assigned in Section 4.

         13.13 INVESTMENT ADVISOR shall mean any person or entity who is an Authorized Person to give Instructions with respect to the investment and reinvestment of the Fund's Investments.

         13.14 INVESTMENTS shall mean any investment asset of the Fund, including without limitation securities, bonds, notes, and debentures as well as receivables, derivatives, contractual rights or entitlements and other intangible assets.

         13.15 MARGIN ACCOUNT shall have the meaning set forth in Section 6.4 hereof.

         13.16 PRINCIPAL ACCOUNT shall mean deposit accounts of the Fund carried on the books of BBH&Co. as principal in accordance with Section 7.

         13.17 SAFEKEEPING ACCOUNT shall mean an account established on the books of the Custodian or any Subcustodian for purposes of segregating the interests of the Fund (or clients of the Custodian or Subcustodian) from the assets of the Custodian or any Subcustodian.

         13.18 SECURITIES DEPOSITORY shall mean a central or book entry system or agency established under Applicable Law for purposes of recording the ownership and/or entitlement to investment securities for a given market that, if a foreign Securities Depository, meets the definitional requirements of Rule 17f-7 under the 1940 Act.

         13.19 SUBCUSTODIAN shall mean each foreign bank appointed by the Custodian pursuant to Section 8, but shall not include Securities Depositories.

         13.20 TRI-PARTY AGREEMENT shall have the meaning set forth in Section
6.4 hereof.

         13.21 1940 ACT shall mean the Investment Company Act of 1940, as amended.

14. COMPENSATION. The Fund agrees to pay to the Custodian (a) a fee in an amount set forth in the fee letter between the Fund and the Custodian in effect on the date hereof or as amended from time to time, and (b) all reasonable out-of-pocket expenses incurred by the Custodian, including the fees and expenses of all Subcustodians, and payable from time to time. Amounts payable by the Fund under and pursuant to this Section 14 shall be payable by wire transfer to the Custodian at BBH&Co. in New York, New York.

15. TERMINATION. This Agreement may be terminated by either party in accordance with the provisions of this Section. The provisions of this Agreement and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this Agreement.

                  15.1 NOTICE AND EFFECT. This Agreement may be terminated by either party by written notice effective no sooner than seventy-five days following the date that notice to such effect shall be delivered to other party at its address set forth in paragraph 12.5 hereof.

                  15.2 SUCCESSOR CUSTODIAN. In the event of the appointment of a successor custodian, it is agreed that the Investments of the Fund held by the Custodian or any Subcustodian shall be delivered to the successor custodian in accordance with reasonable Instructions. The Custodian agrees to cooperate with the Fund in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of the new custodian. If no successor custodian shall be appointed, the Custodian shall in like manner transfer the Fund's Investments in accordance with Instructions.

                  15.3 DELAYED SUCCESSION. If no Instruction has been given as of the effective date of termination, the Custodian may at any time on or after such termination date and upon ten days written notice to the Fund either (a) deliver the Investments of the Fund held hereunder to the Fund at the address designated for receipt of notices hereunder; or
         (b) deliver any investments held hereunder to a bank or trust company having a capitalization of $2 million United States Dollars or equivalent and operating under the Applicable law of the jurisdiction where such Investments are located and qualified to act as a Custodian or Subcustodian of the Funds' Investments under the 1940 Act, such delivery to be at the risk of the Fund. In the event that Investments or moneys of the Fund remain in the custody of the Custodian or its Subcustodians after the date of termination owing to the failure of the Fund to issue Instructions with respect to their disposition or owing to the fact that such disposition could not be accomplished in accordance with such Instructions despite diligent efforts of the Custodian, the Custodian shall be entitled to compensation for its services with respect to such Investments and moneys during such period as the Custodian or its Subcustodians retain possession of such items and the provisions of this Agreement shall remain in full force and effect until disposition in accordance with this Section is accomplished.

                  15.4 RISK DISCLOSURE AND ACKNOWLEDGEMENT. The Fund hereby acknowledges that it has received, has read and has understood the Custodian's Risk Disclosure Statement, a copy of which is attached hereto and is incorporated herein by reference. The Fund further acknowledges that the Risk Disclosure Statement is not comprehensive, and warrants and represents to the Custodian that it has undertaken its own review of the risks associated with investment in Russia and has concluded that such investment is appropriate for the Fund and in no way conflicts with the Fund's constitutive documents, investment objective, duties to its shareholders or with any regulatory requirements applicable to the Fund. The Fund hereby acknowledges that it has received, has read and has understood the Custodian's Risk Disclosure Statement, a copy of which is attached hereto and is incorporated herein by reference. The Fund further acknowledges that the Risk Disclosure Statement is not comprehensive, and warrants and represents to the Custodian that it has undertaken its own review of the risks associated with investment in Russia and has concluded that such investment is appropriate for the Fund and in no way conflicts with the Fund's constitutive documents, investment objective, duties to its shareholders or with any regulatory requirements applicable to the Fund.

16. LIMITATIONS ON LIABILITY. Pursuant to the Fund's Declaration of Trust, no trustee, officer, employee or agent of the Fund shall be subject to any personal liability whatsoever, in his or her official or individual capacity, to any person, including the

Custodian or any Subcustodian, other than to the Fund or its shareholders, in connection with Fund property or the affairs of the Fund,; and all persons shall look solely to the Fund property for satisfaction of claims of any nature against a trustee, officer, employee or agent of the Fund arising in connection with the affairs of the Fund. Moreover, notwithstanding any other provision of this Agreement to the contrary, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a designated series or Portfolio of the Fund shall be enforceable against the assets and property of such series or Portfolio only, and not against the assets and property of any other series or Portfolio.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

[Name of Registrant]

on behalf of each of the portfolios listed on the attached Appendix "C"

         By:_______________________________


         By: BROWN BROTHERS HARRIMAN & CO.


         By: ________________________________

                        FUNDS TRANSFER SERVICES SCHEDULE



1. Execution of Payment Orders. The Custodian is hereby instructed by the Fund to execute each payment order, whether denominated in United States dollars or other applicable currencies, received by the Custodian in the Fund's name as sender and authorized and confirmed by an Authorized Person as defined in the body of this Agreement , provided that the Fund has sufficient available funds on deposit in a Principal Account as defined in the Agreement and provided that the order (i) is received by the Custodian in the manner specified in this Funds Transfer Services Schedule or any amendment hereafter; (ii) complies with any written instructions and restrictions of the Fund as set forth in this Funds Transfer Services Schedule or any amendment hereafter; (iii) is authorized by the Fund or is verified by the Custodian in compliance with a security procedure set forth in Paragraph 2 below for verifying the authenticity of a funds transfer communication sent to the Custodian in the name of the Fund or for the detection of errors set forth in any such communication; and (iv) contains sufficient data to enable the Custodian to process such transfer.

2. Security Procedure. The Fund hereby elects to use the procedure selected below as its security procedure (the Security Procedure). The Security Procedure will be used by the Custodian to verify the authenticity of a payment order or a communication amending or canceling a payment order. The Custodian will act on instructions received provided the instruction is authenticated by the Security Procedure. The Fund agrees and acknowledges in connection with (i) the size, type and frequency of payment orders normally issued or expected to be issued by the Fund to the Custodian, (ii) all of the security procedures offered to the Fund by the Custodian, and (iii) the usual security procedures used by customers and receiving banks similarly situated, that authentication through the Security Procedure shall be deemed commercially reasonable for the authentication of all payment orders submitted to the Custodian. The Fund hereby elects (PLEASE CHOOSE ONE) the following Security Procedure as described below:

         [ ]  BIDS and BIDS Worldview Payment Products. BIDS and BIDS
              Worldview Payment Products, are on-line payment order authorization facilities with built-in authentication procedures. The Custodian and the Fund shall each be responsible for maintaining the confidentiality of passwords or other codes to be used by them in connection with BIDS. The Custodian will act on instructions received through BIDS without duty of further confirmation unless the Fund notifies the Custodian that its password is not secure.

         [ ] SWIFT. The Custodian and the Fund shall comply with SWIFT's authentication procedures. The Custodian will act on instructions received via SWIFT provided the instruction is authenticated by the SWIFT system.

         [ ] Tested Telex. The Custodian will accept payment orders sent by tested telex, provided the test key matches the algorithmic key the Custodian and Fund have agreed to use.

         [ ] Computer Transmission. The Custodian is able to accept transmissions sent from the Fund's computer facilities to the Custodian's computer facilities provided such transmissions are encrypted and digitally certified or are otherwise authenticated in a reasonable manner based on available technology. Such procedures shall be established in an operating protocol between the Custodian and the Fund.

         [ ] Telefax Instructions. A payment order transmitted to the Custodian by telefax transmission shall transmitted by the Customer to a telephone number specified from time to time by the Custodian for such purposes. If it detects no discrepancies, the Custodian will then either:

                  1. If the telefax requests a repetitive payment order, the Custodian will take no further action to confirm the order's authenticity unless the transaction is incomplete or the repetitive payment order is not clearly identified; or

                  2. If the telefax requests a non-repetitive order, the Custodian will call the Fund at its last known telephone number, request to speak to the Fund or Authorized Person, and confirm the authorization of the payment order (a "Callbank").

         All faxes must be accompanied by a fax cover sheet which indicates the sender's name, Fund name, telephone number, fax number, number of pages, and number of transactions or instructions attached.

     [ ] Telephonic. A telephonic payment order shall be called into the Custodian at the telephone number designated from time to time by the Custodian for that purpose. The caller shall identify herself/himself as an Authorized Person. The Custodian shall obtain the payment order data from the caller. The Custodian shall then:

                  1. If a telephonic repetitive payment order and the Custodian reasonably believes the caller to be authorized, the Custodian will take no further action to confirm the order's authenticity; or

                  2. If a telephonic non-repetitive payment order, the Custodian will perform a Callback.

3. Rejection of Payment Orders. The Custodian shall give the Fund timely notice of the Custodian's rejection of a payment order. Such notice may be given in writing or orally by telephone, each of which is hereby deemed commercially reasonable. In the event the

Custodian fails to execute a properly executable payment order and fails to give the Fund timely notice of the Custodian's non-execution, the Custodian shall be liable only for the Fund's actual damages and only to the extent that such damages are recoverable under UCC 4A (as defined in Paragraph 7 below). Notwithstanding anything in this Funds Transfer Services Schedule and the Agreement to the contrary, the Custodian shall in no event be liable for any consequential or special damages under this Agreement and Funds Transfer Services Schedule, whether or not such damages relate to services covered by UCC 4A, even if the Custodian has been advised of the possibility of such damages. Whenever compensation in the form of interest is payable by the Custodian to the Fund pursuant to this Agreement and Funds Transfer Services Schedule, such compensation will be payable at the rate specified in UCC 4A.

4. Cancellation of Payment Orders. The Fund may cancel a payment order but the Custodian shall have no liability for the Custodian's failure to act on a cancellation instruction unless the Custodian has received such cancellation instruction at a time and in a manner affording the Custodian reasonable opportunity to act prior to the Custodian's execution of the order. Any cancellation shall be sent and confirmed in the manner set forth in Paragraph 2 above.

5. Responsibility for the Detection of Errors and Unauthorized Payment Orders. Except as may be provided, the Custodian is not responsible for detecting any Fund error contained in any payment order sent by the Fund to the Custodian. In the event that the Fund's payment order to the Custodian either (i) identifies the beneficiary by both a name and an identifying or bank account number and the name and number identify different persons or entities, or (ii) identifies any bank by both a name and an identifying number and the number identifies a person or entity different from the bank identified by name, execution of the payment order, payment to the beneficiary, cancellation of the payment order or actions taken by any bank in respect of such payment order may be made solely on the basis of the number. The Custodian shall not be liable for interest on the amount of any payment order that was not authorized or was erroneously executed unless the Fund so notifies the Custodian within thirty (30) business days following the Fund's receipt of notice that such payment order had been processed. If a payment order in the name of the Fund accepted by the Custodian was not authorized by the Fund, the liability of the parties will be governed by the applicable provisions of UCC 4A.

6. Laws and Regulations. The rights and obligations of the Custodian and the Fund with respect to any payment order executed pursuant to this Funds Transfer Services Schedule will be governed by any applicable laws, regulations, circulars and funds transfer system rules, the laws and regulations of the United States of America and of other relevant countries including exchange control regulations and limitations on dealings or other sanctions, and including without limitation those sanctions imposed under the law of the United States of America by the Office of Foreign Assets Control. Any taxes, fines, costs, charges or fees imposed by relevant authorities on such transactions shall be for the account of the Fund.

7. Miscellaneous. All accounts opened by the Fund or its authorized agents at the Custodian subsequent to the date hereof shall be governed by this Funds Transfer Schedule. All terms used in this Funds Transfer Services Schedule shall have the meaning set forth in Article 4A of the Uniform Commercial Code as currently in effect in the State of New York (UCC 4A) unless otherwise set forth herein. The terms and conditions of this Funds Transfer Services Schedule are in addition to, and do not modify or otherwise affect, the terms and conditions of the Agreement and any other agreement or arrangement between the parties hereto.



Accepted and agreed:

BROWN BROTHERS HARRIMAN & CO.               [NAME OF REGISTRANT]

                                            on behalf of each of the portfolios
                                            listed on the attached Appendix "C"


By: __________________________________      By: ________________________________

Name:                                       Name:
Title:                                      Title:
Date:                                       Date:

                            17f-5 DELEGATION SCHEDULE


         By its execution of this Delegation Schedule, [name of Registrant], a management investment company registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended, (the "1940 Act"), acting through its Board of Directors/Trustees or its duly appointed representative, hereby appoints BROWN BROTHERS HARRIMAN & CO., a New York limited partnership with an office in Boston, Massachusetts (the "Delegate") as its delegate to perform certain functions with respect to the custody of Fund's Assets outside the United States.

1. Maintenance of Fund's Assets Abroad. The Fund, acting through its Board or its duly authorized representative, hereby instructs Delegate pursuant to the terms of the Custodian Agreement, and specifically Sections 8.2, 8.3 and 8.4, to place and maintain the Fund's Assets in countries outside the United States in accordance with Instructions received from the Fund's investment advisor. Such instruction shall represent a Proper Instruction under the terms of the Custodian Agreement which Custodian acknowledges it has properly received. The Fund acknowledges that - (a) the Delegate shall perform services hereunder only with respect to the countries where it provides custodial services to the Fund under the Custodian Agreement; (b) depending on conditions in the particular country, advance notice, upon the request of the Delegate, may be required before the Delegate shall be able to perform its duties hereunder in or with respect to such country (such advance notice to be reasonable in light of the specific facts and circumstances attendant to performance of duties in such country); and (c) nothing in this Delegation Schedule shall require the Delegate to provide delegated or custodial services in any country, and there may from time to time be countries as to which the Delegate determines it will not provide delegation services.

2. Delegation. Pursuant to the provisions of Rule 17f-5 under the 1940 Act as amended, the Board hereby delegates to the Delegate, and the Delegate hereby accepts such delegation and agrees to perform, only those duties set forth in this Delegation Schedule concerning the safekeeping of the Fund's Assets in each of the countries as to which it acts as the Board's delegate. The Delegate is hereby authorized to take such actions on behalf of or in the name of the Fund as are reasonably required to discharge its duties under this Delegation Schedule, including, without limitation, to cause the Fund's Assets to be placed with a particular Eligible Foreign Custodian in accordance herewith. The Fund confirms to the Delegate that the investment adviser to the Fund has considered, or shall consider, the Sovereign Risk and prevailing country risk as part of its continuing investment decision process, including such factors as may be reasonably related to the systemic risk of maintaining the Fund's Assets in a particular country, including, but not limited to, financial infrastructure, prevailing custody and settlement systems and practices (including the use of any Securities Depository in the context of information provided by the Custodian in the performance of its duties as required under Rule 17f-7 and the terms of the Custodian Agreement governing such duties).

3. Selection of Eligible Foreign Custodian and Contract Administration. The Delegate shall perform the following duties exercising reasonable care, prudence and diligence with respect to the selection of Eligible Foreign Custodians and administration of certain contracts governing the Fund's foreign custodial arrangements:

              (a) Selection of Eligible Foreign Custodian. The Delegate shall place and maintain the Fund's Assets with an Eligible Foreign Custodian; provided that the Delegate shall have determined that the Fund's Assets will be subject to reasonable care based on the standards applicable to custodians in the relevant market after considering all factors relevant to the safekeeping of such assets including without limitation:

              (i) The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the controls and procedures for dealing with any Securities Depository, the method of keeping custodial records, and the security and data protection practices;

              (ii) Whether the Eligible Foreign Custodian has the requisite financial strength to provide reasonable care for the Fund's Assets;

              (iii) The Eligible Foreign Custodian's general reputation and standing; and

              (iv) Whether the Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of such Eligible Foreign Custodian in the United States or such Eligible Foreign Custodian's appointment of an agent for service of process in the United States or consent to jurisdiction in the United States.

The Delegate shall be required to make the foregoing determination to the best of its knowledge and belief based on information reasonably available to it after diligent efforts.

              (b) Contract Administration. The Delegate shall cause the foreign custody arrangements with an Eligible Foreign Custodian to be governed by a written contract that the Delegate has determined will provide reasonable care for Fund assets based on the standards applicable to custodians in the relevant market. Each such contract shall, except as set forth in the last paragraph of this subsection (b), include provisions that provide:

              (i) For indemnification or insurance arrangements (or any combination of the foregoing) such that the Fund will be adequately protected against the risk of loss of assets held in accordance with such contract;

              (ii) That the Fund's Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of such Custodian arising under bankruptcy, insolvency or similar laws;

              (iii) That beneficial ownership of the Fund's Assets will be freely transferable without the payment of money or value other than for safe custody or administration;

              (iv) That adequate records will be maintained identifying the Fund's Assets as belonging to the Fund or as being held by a third party for the benefit of the Fund;

              (v) That the Fund's independent public accountants will be given access to those records described in (iv) above or confirmation of the contents of such records; and

              (vi) That the Delegate will receive sufficient and timely periodic reports with respect to the safekeeping of the Fund's Assets, including, but not limited to, notification of any transfer to or from the Fund's account or a third party account containing the Fund's Assets.

         Such contract may contain, in lieu of any or all of the provisions specified in this Section 3 (b), such other provisions that the Delegate determines will provide, in their entirety, the same or a greater level of care and protection for the Fund's Assets as the specified provisions, in their entirety.

         (c) Limitation to Delegated Selection. Notwithstanding anything in this Delegation Schedule to the contrary, the duties under this Section 3 shall apply only to Eligible Foreign Custodians selected by the Delegate and shall not apply to Securities Depositories or to any Eligible Foreign Custodian that the Delegate is directed to use pursuant to Section 7.


4. Monitoring. The Delegate shall establish a system to monitor the appropriateness of maintaining the Fund's Assets with each Eligible Foreign Custodian that has been selected by the Delegate pursuant to Section 3 of this Delegation Schedule. The Delegate shall monitor the continuing appropriateness of placement of the Fund's Assets in accordance with the criteria established under Section 3(a) of this Delegation Schedule. The Delegate shall monitor the continuing appropriateness of the contract governing the Fund's arrangements in accordance with the criteria established under Section 3(b) of this Delegation Schedule.

5. Reporting. At least annually and more frequently as reasonably requested by the Fund, the Delegate shall provide to the Board written reports specifying placement of the Fund's Assets with each Eligible Foreign Custodian selected by the Delegate pursuant to Section 3 of this Delegation Schedule and shall promptly report any material changes to such foreign custody arrangements. Delegate will prepare such a report with respect to any Eligible Foreign Custodian that the Delegate has been instructed to use pursuant to Section 7 only to the extent specifically agreed with respect to the particular situation.

6. Withdrawal of Fund's Assets. If the Delegate determines that an arrangement with a specific Eligible Foreign Custodian selected by the Delegate under
Section 3 of this Delegation Schedule no longer meets the requirements of said Section, Delegate shall withdraw the Fund's Assets from the non-complying arrangement as soon as reasonably practicable; provided, however, that if in the reasonable judgment of the Delegate, such withdrawal would require liquidation of any of the Fund's Assets or would materially impair the liquidity, value or other investment characteristics of the Fund's Assets, it shall be the duty of the Delegate promptly to provide information regarding the particular circumstances and to act only in accordance with Proper Instructions of the Fund or its Investment Advisor with respect to such liquidation or other withdrawal.

7. Direction as to Eligible Foreign Custodian. Notwithstanding this Delegation Schedule, the Fund, acting through its Board, its Investment Adviser or its other authorized representative, may direct the Delegate to place and maintain the Fund's Assets with a particular Eligible Foreign Custodian, including without limitation with respect to investment in countries as to which the Custodian will not provide delegation services. In such event, the Delegate shall be entitled to rely on any such instruction as a Proper Instruction under the terms of the Custodian Agreement and shall have no duties under this Delegation Schedule with respect to such arrangement save those that it may undertake specifically in writing with respect to each particular instance.

8. Standard of Care. In carrying out its duties under this Delegation Schedule, the Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for safekeeping and maintaining the Fund's Assets would exercise.

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
9. Representations. The Delegate hereby represents and warrants that it is a U.S. Bank and that this Delegation Schedule has been duly authorized, executed and delivered by the Delegate and is a legal, valid and binding agreement of the Delegate.

              The Fund hereby represents and warrants that its Board of Directors/Trustees has determined that it is reasonable to rely on the Delegate to perform the delegated responsibilities provided for herein and that this Delegation Schedule has been duly authorized, executed and delivered by the Fund and is a legal, valid and binding agreement of the Fund.

10. Effectiveness; termination. This Delegation Schedule shall be effective as of the date on which this Delegation Schedule shall have been accepted by the Delegate, as indicated by the date set forth below the Delegate's signature. This Delegation Schedule may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Such termination shall be effective on the 30th day following the date on which the non-terminating party shall receive the foregoing notice. The foregoing to the contrary notwithstanding, this Delegation Schedule shall be deemed to have been terminated concurrently with the termination of the Custodian Agreement.

11. Notices. Notices and other communications under this Delegation Schedule are to be made in accordance with the arrangements designated for such purpose under the Custodian Agreement unless otherwise indicated in a writing referencing this Delegation Schedule and executed by both parties.

12. Definitions. Capitalized terms in this Delegation Schedule have the following meanings:

              a. Eligible Foreign Custodian - shall have the meaning set forth in Rule 17f-5(a)(1) and shall also include a U.S. Bank.

              b. Fund's Assets - shall mean any of the Fund's investments (including foreign currencies) for which the primary market is outside the United States,

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
              and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

              c. Proper Instructions - shall have the meaning set forth in the Custodian Agreement.

              d. Securities Depository - shall have the meaning set forth in Rule 17f-7.

              e. Sovereign Risk - shall have the meaning set forth in Section
              9.1.3 of the Custodian Agreement.

              f . U.S. Bank - shall mean a bank which qualifies to serve as a custodian of assets of investment companies under Section 17(f) of the Act.


13. Governing Law and Jurisdiction. This Delegation Schedule shall be construed in accordance with the laws of the State of New York. The parties hereby submit to the exclusive jurisdiction of the Federal courts sitting in the State of New York or of the state courts of such State.

14. Fees. Delegate shall perform its functions under this Delegation Schedule for the compensation determined under the Custodian Agreement.

15. Integration. This Delegation Schedule sets forth all of the Delegate's duties with respect to the selection and monitoring of Eligible Foreign Custodians, the administration of contracts with Eligible Foreign Custodians, the withdrawal of assets from Eligible Foreign Custodians and the issuance of reports in connection with such duties. The terms of the Custodian Agreement shall apply generally as to matters not expressly covered in this Delegation Schedule, including dealings with the Eligible Foreign Custodians in the course of discharge of the Delegate's obligations under the Custodian Agreement.


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
IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.



BROWN BROTHERS HARRIMAN & CO.         [NAME OF REGISTRANT]

                                      on behalf of each of the portfolios listed on the attached Appendix "C"



By: _______________________________   By: ________________________________

Name:                                 Name:
Title:                                Title:
Date:                                 Date:

                                   APPENDIX C
                                       TO
                             THE CUSTODIAN AGREEMENT
                                     BETWEEN
                              [NAME OF REGISTRANT]
                                       AND
                          BROWN BROTHERS HARRIMAN & CO.

The following is a list of Funds for which the Custodian shall serve under a Custodian Agreement dated as of _______________________ to provide custodial services to the Funds. (the "Agreement"):


[Name of Fund]


                                       53